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                                                                     EXHIBIT 1.2

                                  $105,000,000

                          ALTRA INDUSTRIAL MOTION, INC.

                        9% SENIOR SECURED NOTES DUE 2011

                               PURCHASE AGREEMENT

                                  April 3, 2007

JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, NY 10022

Ladies and Gentlemen:

     Altra Industrial Motion, Inc., a Delaware corporation (the "Company"), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:

          1. ISSUANCE OF NOTES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") $105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "Notes"). The Notes will be issued pursuant to the Indenture, dated as of November 30, 2004, among the Company, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated February 7, 2006, the Second Supplemental Indenture dated February 8, 2006, the Third Supplemental Indenture dated April 24, 2006 and the Fifth Supplemental Indenture, dated April 5, 2007 (the "Indenture"). On November 30, 2004, the Company issued $165,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "Existing Notes") pursuant to the Indenture. Capitalized terms used, but not defined herein, shall have the meanings set forth in the "Description of the Notes" section of the Final Offering Circular (as hereinafter defined).

     The proceeds of the Notes, along with cash on hand and funds from the Company's senior revolving credit facility, will be used to finance the acquisition (the "Acquisition") of all of the outstanding share capital of TB Wood's Corporation ("TB Wood's"), as described under "The TB Wood's Acquisition and Related Transactions" section of the Offering Circular (as defined below). In connection with the Acquisition, the Company, through its affiliates, has made a tender offer (the "Tender Offer") for all of the outstanding shares of TB Wood's and, in the event that less than all of the outstanding shares of TB Wood's are tendered, will acquire all of the outstanding shares of TB Wood's pursuant to a statutory "short-form" merger (the "Back-end Merger"). The Offering (as defined below) is conditioned upon the consummation of the Tender Offer.

     The Notes will be offered and sold to the Initial Purchaser pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same are no longer required under the applicable requirements of the Act, the Notes shall bear the legends set forth under the "Notice to Investors" section of the final

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offering circular, dated the date hereof (the "Final Offering Circular"). The
Company has prepared (i) a preliminary offering circular, dated March 26, 2007 (the "Preliminary Offering Circular"), (ii) a pricing term sheet attached hereto as Exhibit A, which includes pricing terms and other information with respect to the Notes (the "Pricing Term Sheet") and (iii) the Final Offering Circular relating to the offer and sale of the Notes (the "Offering"). "Offering Circular" means the Preliminary Offering Circular and any exhibits and schedules thereto, as supplemented by the Pricing Term Sheet at 9:00 a.m. New York City time on the date hereof (the "Applicable Time"). No later than the second Business Day following the date hereof, the Company will prepare and deliver to the Initial Purchaser the Final Offering Circular and from and after the time such Final Offering Circular is delivered to the Initial Purchaser, all references herein to the "Offering Circular" shall be deemed collectively to refer to (i) the Preliminary Offering Circular (as supplemented by the Pricing Term Sheet and any exhibits thereto) and (ii) the Final Offering Circular (and any amendment or supplement to either such document), including exhibits and schedules thereto. The Preliminary Offering Circular immediately prior to the Applicable Time, taken together with the Pricing Term Sheet, is referred to as the "Pricing Disclosure Package."

          2. TERMS OF OFFERING. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the "Exempt Resales") some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Circular, as amended or supplemented, to persons (the "Subsequent Purchasers") whom the Initial Purchaser reasonably believes to be
(i) "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such may be amended from time to time or (ii) non-U.S. persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Reg S Person" and, together with the QIBs and the Institutional Accredited Investors, "Eligible Purchasers").

          Pursuant to the Indenture, all Domestic Restricted Subsidiaries of the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Guarantor" and each such guarantee being referred to herein as a "Guarantee").

          Pursuant to the terms of the Collateral Agreements, all of the obligations under the Notes and the Indenture will be secured by a second priority lien and security interest on substantially all of the assets of the Company and the Guarantors described therein (subject to a prior ranking lien for the benefit of the lenders under the Credit Agreement and the Permitted Liens).

          Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes attached hereto as Exhibit B (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date (as hereinafter defined). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the "SEC")
(a) a registration statement under the Act relating to Senior Secured Notes (the "Exchange Notes"), which shall be identical to the Notes (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Notes (such offer to exchange being referred to as the "Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Initial Purchaser (the "Private Exchange Notes"). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.


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          This Agreement, the Indenture, Collateral Agreements, the Registration
Rights Agreement, the Notes, the Guarantees, the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the "Documents."

          3. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Notes at a purchase price of $103,398,750 (constituting 97.5% of the $106,050,000 of gross proceeds of the Offering) plus accrued interest from December 1, 2006. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the closing of the Offering to be held at 10:00 a.m., New York City time, on April 5, 2007 (the "Closing Date") at the New York offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue New York, NY 10153.

     The Company shall deliver to the Initial Purchaser one or more certificates representing the Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing Date. The certificates representing the Notes in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue New York, NY 10153 (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Notes to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchaser that, as of the date hereof, as of the Applicable Time and as of the Closing Date (after giving effect to the Acquisition):

(a) As of the Applicable Time, the Pricing Disclosure Package and Final Offering Circular do not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Circular. For the purposes of this Agreement, the only information furnished in writing to the Company by the Initial Purchaser specifically for use in the Pricing Disclosure Package or the Final Offering Circular or any amendment or supplement thereto is the information set forth in the third paragraph under the heading "Plan of Distribution" in the Offering Circular (such information, the "Furnished Information"). No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Preliminary Offering Circular, the Pricing Disclosure Package, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. The Pricing Disclosure Package as of the Applicable Time and each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates, contained, and the Pricing Disclosure Package and the Offering Circular, as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.


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(b)  Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule I attached hereto (the "Subsidiaries"). Each Subsidiary that is a Foreign Restricted Subsidiary has an asterisk ("*") next to its name on such schedule.

(c) Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as described in the Offering Circular and to own, lease and operate its properties and assets as described in the Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership, limited liability company or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the enforceability of the Collateral Agreements or the attachment, perfection or priority of any of the Liens or security interests intended to be created thereby, (D) the validity or enforceability of any of the Documents or (E) the consummation of any of the transactions contemplated under any of the Documents (each, a "Material Adverse Effect").

(d) All of the issued and outstanding shares of capital stock of or membership interests in, as the case may be, the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Pricing Disclosure Package (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Company and the Subsidiaries on a consolidated basis and (ii) the adjusted cash and cash equivalents and capitalization of the Company and the Subsidiaries, on a consolidated basis, after giving effect to the offer and sale of the Notes, the application of the net proceeds therefrom, the Acquisition and the other transactions described in the Offering Circular under the section entitled "Use of Proceeds." Except as set forth in such table, immediately following the closing of the Offering, neither the Company nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, or in connection with the Acquisition, that would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens"), other than those described in the Pricing Disclosure Package, (i) pursuant to the senior revolving credit facility among the Company, the other parties named therein and Wells Fargo Foothill, Inc. (as amended, supplemented, modified, extended or restated from time to time, the "Credit Agreement"), (ii) pursuant to the Indenture, (iii) pursuant to the assumed debt of TB Wood's as part of the Acquisition as described in the Pricing Disclosure Package, or (iv) imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions. Except as disclosed in the Pricing Disclosure Package, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A)


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     through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(e) No holder of securities of the Company or any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors with respect to the Notes pursuant to the Registration Rights Agreement.

(f) The Company and each of the Subsidiaries that are corporations have the requisite corporate power and authority, and the Company and each of the Subsidiaries that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority, to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the transactions contemplated thereby.

(g) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. Each of the Indenture and the Collateral Agreements have been duly and validly authorized by the Company and the Guarantors. Each of the Indenture and the Collateral Agreements constitutes a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h) The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors. The Registration Rights Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) The Notes, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and authenticated by the Trustee in accordance with the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j) The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and


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     binding obligations of the Guarantors, entitled to the benefit of the
     Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k) Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the "Charter Documents"). Neither the Company nor any of the Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority") applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness.

(l) Neither the execution, delivery or performance of the Documents, as applicable, nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries (except for Liens pursuant to the Collateral Agreements), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law, except for, with respect to clauses (ii) and (iii), any conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default under the Indenture will exist.

(m) When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package. Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed in the Pricing Disclosure Package if the Pricing Disclosure Package were a prospectus included in a Registration Statement on Form S-1 filed under the Act.

(n) No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser and such as may be required in connection with the Exchange Offer or Shelf Registration Statement.


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(o)  Except as disclosed in the Pricing Disclosure Package, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the transactions contemplated therein or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and its Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package ("Permits"), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit that would individually or in the aggregate, have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Pricing Purchase Package or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Each of the Company and its Subsidiaries has good and indefeasible title to all real property owned by it and good title to all personal property owned by it and good title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, all such owned or leased real or personal property will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are legal, valid and binding obligations, other than as disclosed in the Pricing Disclosure Package, and are enforceable against each of the Company or such Subsidiary, as applicable, and are enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Except with respect to Warner Electric UK Group which has not filed its Company Tax Return Form or Corporation Tax Computation for fiscal years ended 2004 and 2005 which failure to file will not have a Material Adverse Effect, all Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of the Company, after reasonable internal inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar


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     nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(s) Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its business and, as of the Closing Date, such Intellectual Property will be free and clear of all Liens, other than Permitted Liens. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that would not, individually or in the aggregate, have a Material Adverse Effect). The use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u) The audited consolidated financial statements and related notes of the Company and the Predecessor (as such term is defined in the Pricing Disclosure Package and the Final Offering Circular) contained in the Pricing Disclosure Package and the Final Offering Circular (the "Company Financial Statements") present fairly (without giving effect to the Acquisition) the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries and the Predecessor (without giving effect to the Acquisition), as the case may be, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and the requirements of Regulation S-X of the Act. The consolidated financial statements and related notes of TB Wood's contained in the Pricing Disclosure Package and the Final Offering Circular (the "Target Financial Statements" and, together with the Company Financial Statements, the "Financial Statements") present fairly its financial position, results of operations and cash flows, as of the respective dates and for the respective periods to which they apply and have been prepared or adjusted in accordance with GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Historical and Pro Forma Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" included in the Pricing Disclosure Package and the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of the Company, the Predecessor, Hay Hall (as such term is defined in the Pricing Disclosure Package and the Final Offering Circular) and TB Wood's as of the respective dates and for the respective periods indicated. The unaudited pro forma financial statements and related notes of the Company contained in the Pricing Disclosure Package and the Final Offering Circular have been prepared in accordance with the requirements of Regulation S-X and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith. All other financial, statistical, market and industry related data included in the Pricing Disclosure Package and the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate.

(v) Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Circular, except as disclosed in the Pricing Disclosure Package and the Final Offering Circular, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole in the aggregate (each of clauses
     (i), (ii) and (iii), a "Material Adverse Change"). To the knowledge of the Company, after reasonable internal inquiry, there is no event that is reasonably likely to occur, which would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Pricing Disclosure Package and the Final Offering Circular.

(w) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(x) All indebtedness represented by the Notes is being incurred in good faith and for the purposes set forth in the "Use of Proceeds" section of the Pricing Disclosure Package. On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the "Use of Proceeds" section of the Pricing Disclosure Package and the Final Offering Circular, the Company and the Guarantors, on a consolidated basis, (i) will be solvent, (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Guarantees as contemplated by this Agreement and the Pricing Disclosure Package and the Final Offering Circular, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature;
     (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(y) The Company has not and, to its knowledge after reasonable internal inquiry, no one acting on its behalf (excluding for such purposes, the Initial Purchaser) has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of any of the Notes or (iii) except as disclosed in the Pricing Disclosure Package, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(z) Assuming (i) the accuracy of the representations contained in Section 6 hereof (including, without limitation, the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Notes to the Initial Purchaser and in the Exempt Resales), (ii) that the purchasers in the Exempt Resales are QIBs, Institutional Accredited Investors or non-U.S. persons (as defined under Regulation S of the Act) and (iii) the accuracy of the representations made by each Institutional Accredited Investor that purchases the Notes pursuant to an Exempt Resale as set forth in the Accredited Investor Letter, without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales.

(aa) Assuming the accuracy of the representations contained in Section 6 hereof, the Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Notes have been offered, issued or sold by the Company or any of its respective Affiliates within the six-month period immediately prior to the date hereof.

(bb) Neither of the Company nor any of its Affiliates or other person acting on behalf of the Company (excluding for such purposes, the Initial Purchaser) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(cc) Except as disclosed in the Pricing Disclosure Package, each of the Company, the Subsidiaries and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each "pension plan" (as defined in Section 3(2) of ERISA) subject to Section 302 of ERISA that the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package, neither the Company, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in
     Section 414 of the Code or Section 4001 of ERISA.

(dd) Other than as disclosed in the Pricing Disclosure Package, (i) neither the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company or the Subsidiaries is represented by a labor union, and, to the knowledge of the Company after reasonable internal inquiry, no union organizing activities are taking place that could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company's knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Subsidiaries, or, to the knowledge of the Company, after reasonable internal inquiry, threatened against the Company or the Subsidiaries; (v) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after reasonable internal inquiry, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, after reasonable internal inquiry, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(ee) None of the transactions contemplated in the Documents or the application by the Company or any of the Subsidiaries of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ff) Neither the Company nor any of the Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and neither the Company nor any of the Subsidiaries, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Circular, will be an "investment company" as defined in the Investment Company Act.

(gg) The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(hh) Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, provincial, federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or local or foreign or provincial Environmental Laws or regulations requiring the Company or any of its Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

     In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the indemnification for certain costs and liabilities that the Company or its Subsidiaries is entitled to receive from the Company's former parent company, the Company has reasonably concluded that such associated costs would not, individually or in the aggregate, have a Material Adverse Effect on the Company's business, operations or earnings.

     In connection with the Acquisition, the Company reviewed the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit arising from the Company's or its Subsidiaries' or any predecessors' or formerly owned or operated properties or license or approval, any related constraints on operating activities and any potential liabilities to third parties). Based on such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect on the Company's business, operations or earnings.

(ii) As of the Closing Date, except as provided in the Credit Agreement and the Indenture and as disclosed in the Pricing Disclosure Package, there will be no encumbrances or restrictions (other than under applicable law) on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(jj) Upon execution and delivery of certain modification agreements in connection with the existing Collateral Agreements and the issuance of the Notes, (i) the Collateral Agreements, as modified, will provide, in favor of the Collateral Agent, for the benefit of the Holders of the Notes, a legal, valid and enforceable security interest in all right, title and interest of the Company and any Guarantor (subject only to Permitted Liens) in the Collateral (as defined in the Security Agreement), subject to the Intercreditor Agreement, and (ii) upon the filing of any necessary additional UCC financing statements, together with any necessary amendments to such existing UCC financing statements required under the Code (as defined in the Security Agreement), or other filings as may be required under federal law, in the case of any Patents, Trademarks or Copyrights (each as defined in the Security Agreement), such security interests will be valid and perfected, and subject to the Intercreditor Agreement, will constitute a second priority security interest in the Collateral (as defined in the Security Agreement), subject only to Permitted Liens. As of the Closing Date, the Collateral (as defined in the Security Agreement) will be subject to no Liens other than Permitted Liens. Upon the execution and delivery by the Company and/or any Guarantor of a Control Agreement (as defined in the Security Agreement), such security interest will be valid and perfected (to the extent required thereunder), and will constitute a second priority security interest such Securities Account or Deposit Account, as applicable (each as defined in the Security Agreement), subject to the Intercreditor Agreement. As of the Closing Date, any such Securities Account or Deposit Account, as applicable (each as defined in the Security Agreement), if any, will be subject to no Liens other than Permitted Liens.

(kk) Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(ll) Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of The Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.

(nn) (i) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange
     Act) and (ii) the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations thereunder, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(oo) The accountants who certified the financial statements included in the Pricing Disclosure Package and Final Offering Circular are independent public accountants as required by the Act, the regulations promulgated under the Act and the Exchange Act.

(pp) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Pricing

     Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

(qq) All of the conditions to the Tender Offer have been satisfied or waived by the Company. Upon the expiration of the Tender Offer, the Company has accepted letters of transmittal pursuant to the Tender Offer representing 95% of the outstanding shares of common stock of TB Wood's.

(rr) The Company has not taken any action or omitted to take any action (such as issuing any press release or made any other public announcement referring to the Offering without the "Stabilization/FSZ" legend) which may result in the loss by the Initial Purchaser of the ability to rely on the stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the "FSMA"); provided, however, that the such "Stabilization/FSZ" legend was not in the Preliminary Offering Circular or the Pricing Term Sheet. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular Section MAR 2 Annex 2G of the Financial Services Handbook.

          5. COVENANTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors jointly and severally agrees:

(a) To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Pricing Disclosure Package or the Final Offering Circular untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Pricing Disclosure Package and the Offering Circular that the Initial Purchaser, upon advice of legal counsel, reasonably determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Pricing Disclosure Package or the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Notes purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto.

(d) So long as the Initial Purchaser shall hold any of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Pricing Disclosure Package and the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Pricing Disclosure Package and the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Circular so that the Pricing Disclosure Package and the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Pricing Disclosure Package or the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Pricing Disclosure Package and the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Notes, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company and the Guarantors under the Registration Rights Agreement, including but not limited to the Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and (vii) up to $250,000 of the fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with their services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of Proskauer Rose LLP, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchaser on their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser in cash upon demand for up to $250,000 of the fees, disbursements and out- of-pocket expenses (including reasonable fees, disbursements of Proskauer Rose LLP, counsel to Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

(g) To use the proceeds of the Offering in the manner described in the Pricing Disclosure Package under the caption "Use of Proceeds."

(h) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Notes.

(j) For so long as any of the Notes remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k) To comply with the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

(l) To use its commercially reasonable efforts to effect the inclusion of the Notes in Private Offerings, Resales and Trading through Automated Linkages Market.

(m) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national or foreign securities exchange on which any class of securities of the Company may be listed.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular, the Pricing Disclosure Package and the Final Offering Circular and any amendments and supplements to the Pricing Disclosure Package and the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other "affiliates" (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p) The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.

(q) To use their best efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements.

(r) To deliver to the Initial Purchaser on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and the good standing of the Company and its subsidiaries in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(s) To file on the Closing Date a certificate of merger with the Secretary of State of the State of Delaware to consummate the Back-end Merger and to cause TB Wood's and its subsidiaries to execute a counterpart to this Agreement in the form attached as Exhibit C hereto upon the Closing Date.

          6. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

(a) It is a QIB as defined in Rule 144A under the Act and it will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Final Offering Circular.

(b) It is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer and sell the Notes only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Institutional Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Notes, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Pricing Disclosure Package and the Final Offering Circular.

(c) No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Notes to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes.

(d) The Initial Purchaser will deliver to each Subsequent Purchaser of the Notes, in connection with its original distribution of the Notes, a copy of the Pricing Disclosure Package and the Final Offering Circular, as amended and supplemented at the date of such delivery.

(e) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer and (ii) it has complied and will comply with all applicable provisions of the FSMA, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom

          7. CONDITIONS. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company and the Guarantors contained in this Agreement and in each of the Documents to which it is a party shall be true and correct in all material respects (except that any representation or warranty that already contains a materiality exception therein, in each such case shall be true and correct as written) as of the date hereof and at the Closing Date (after giving effect to the Acquisition and Related Transaction). On or prior to the Closing Date, the Company and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, after reasonable internal inquiry, be pending as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding other than as set forth in the Pricing Disclosure Package shall be pending or, to the knowledge of the Company after reasonable internal inquiry, threatened other than Proceedings that
     (i) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Pricing Disclosure Package there shall not have been any Material Adverse Change.

(e) The Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The PORTAL Market.

(f) On or after the date hereof and on or prior to the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any negative change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)  The Initial Purchaser shall have received on the Closing Date:

     (i) certificates dated the Closing Date, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (A) the representations and warranties set forth in Section 4 hereof and in each of the Documents that are not qualified by materiality were true and correct in all material respects as of the Applicable Time and are true and correct in all material respects as of the Closing Date, with the same force and effect as though expressly made at and as of the Closing Date, (B) the representations and warranties set forth in
          Section 4 hereof and in each of the Documents that are qualified by materiality were true and correct as of the Applicable Time and are true and correct as of the Closing Date, with the same force and effect as though expressly made at and as of the Closing Date, (C) the Company has performed and complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied by the Company at or prior to the Closing Date, (D) at the Closing Date, since the Applicable Time or since the date of the most recent financial statements in the Pricing Disclosure Package and except as described in the Pricing Disclosure Package, (exclusive of any amendment or supplement thereto after the date hereof), to the knowledge of such officers, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (E) since the date of the most recent financial statements in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Pricing Disclosure Package or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (F) the sale of the Notes has not been enjoined (temporarily or permanently);

     (ii) a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request;

     (iii) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser or its counsel;

     (iv) the opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date, in the form of Exhibit D attached hereto; and

     (v) an opinion, dated the Closing Date, of Proskauer Rose LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(h) The Initial Purchaser shall have received from each of Ernst & Young LLP, independent auditors, with respect to the Company, BDO Stoy Hayward LLP, independent auditors, with respect to Hay Hall Holdings Limited and Hay Hall Group Limited, and Grant Thornton LLP, independent auditors, with respect to TB Wood's Corporation, (A) a comfort letter, dated as of April 3, 2007, in form and substance reasonably satisfactory to the Initial Purchaser and their counsel, with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Offering Circular, and (B) a comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and their counsel, to the effect that Ernst & Young LLP, BDO Stoy Hayward LLP and Grant Thornton LLP, respectively, each reaffirms the statements made in its letter furnished pursuant to clause (A).

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(j) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k) The terms of each Document shall conform in all material respects to the description thereof in the Pricing Disclosure Package and the Final Offering Circular.

(l)  [INTENTIONALLY DELETED]

(m)  [INTENTIONALLY DELETED]

(n) The Company shall have received an executed waiver and consent from Wells Fargo Foothill, Inc., in accordance with the terms of the Credit Agreement, authorizing the Company to consummate the Acquisition without violating any provision of the Credit Agreement. TB's Wood's shall have received an executed waiver and consent from and creditors of TB Wood's with respect to TB Wood's existing senior secured revolving credit facility assumed by the Company in connection with the Acquisition, in accordance with the terms of such credit facility, authorizing TB Wood's to become subject to the terms of the Indenture and Senior Unsecured Notes Indentures (including becoming a Guarantor and providing security under the Indenture and becoming a guarantor under the terms of the Senior Unsecured Notes Indenture) without violating any provision of such credit facility.

(o) Immediately prior to the Closing Date, Forest Acquisition Corporation shall be a direct, wholly-owned subsidiary of the Company. Forest Acquisition Corporation shall remain a direct, wholly-owned subsidiary of the Company until the Back-end Merger is completed.

          8. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

     (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, the Pricing Disclosure Package or the Final Offering Circular (or any amendment or supplement thereto);

     (ii) the omission or alleged omission to state in the Preliminary Offering Circular, the Pricing Disclosure Package or the Final Offering Circular (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

     (iii) any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein;

     and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular, the Pricing Disclosure Package or the Final Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any

     Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Furnished Information; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c) As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this
     Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there is a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or
     (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial

     Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

          9. TERMINATION. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

(b) the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Notes;

(d) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsels' sole opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(e) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(f) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

          10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes, and payment for them hereunder, and
(iii) any termination of this Agreement.

          11. DEFAULT BY THE INITIAL PURCHASER. If either Initial Purchaser shall breach its obligations to purchase the Notes that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Company or the Guarantors or any other Initial Purchaser. Nothing herein shall relieve the defaulting Initial Purchaser from liability for its default.

          12. NO FIDUCIARY DUTY. The Company hereby acknowledges that the Initial Purchaser is acting solely in connection with the purchase and sale of the Notes. The Company further acknowledges that the Initial Purchaser are acting pursuant to a contractual relationship created solely by this Purchase Agreement entered into on an arm's length basis and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Initial Purchaser hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchaser to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions.

          13. MISCELLANEOUS.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: 14 Hayward St., Quincy, Massachusetts 02171, Attention: Michael L. Hurt, with a copy to: Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153,
     Attention: Matthew Bloch, Esq., and (ii) if to the Initial Purchaser, to:
     Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY 10022, Attention: Josh Targoff, Esq., with a copy to: Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention: Julie M. Allen, Esq. (or in any case to such other address as the person to be notified may have requested in writing).

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in
     Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Notes from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) EACH OF THE COMPANY AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

(f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(i) Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchaser.

                                        Very truly yours,

                                        ALTRA INDUSTRIAL MOTION, INC.


                                        By: /s/ Michael L. Hurt
                                            ------------------------------------
                                        Name: Michael L. Hurt
                                        Title: Chief Executive Officer


                                        AMERICAN ENTERPRISES MPT CORP.
                                        AMERICAN ENTERPRISES MPT HOLDINGS, LLC
                                        AMERIDRIVES INTERNATIONAL, LLC
                                        BOSTON GEAR LLC
                                        FORMSPRAG LLC
                                        INERTIA DYNAMICS LLC
                                        KILIAN MANUFACTURING CORPORATION
                                        NUTTALL GEAR LLC
                                        WARNER ELECTRIC INTERNATIONAL HOLDING,
                                           INC.
                                        WARNER ELECTRIC LLC
                                        WARNER ELECTRIC TECHNOLOGY LLC


                                        By:  /s/ Michael L. Hurt
                                            ------------------------------------
                                        Name: Michael L. Hurt
                                        Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.


By:  /s/ Craig Zaph
    ---------------------------------
Name:  Craig Zaph
      -------------------------------
Title:  Managing Director
       ------------------------------

                                                                      SCHEDULE I

                              LIST OF SUBSIDIARIES

ALTRA INDUSTRIAL MOTION, INC. SUBSIDIARIES     JURISDICTION OF INCORPORATION/FORMATION
------------------------------------------     ---------------------------------------
3091780 Nova Scotia Company*                   Nova Scotia, Canada
American Enterprises MPT Corp.                 Delaware
American Enterprises MPT Holdings, LLC         Delaware
Ameridrives International, LLC                 Delaware
Bibby Group Ltd.*                              United Kingdom
Bibby Transmissions Ltd.*                      United Kingdom
Bibby Turboflex SA*                            South Africa
Boston Gear LLC                                Delaware
Dynatork Air Motors Ltd.*                      United Kingdom
Dynatork, Ltd.*                                United Kingdom
Formsprag LLC                                  Delaware
The Hay Hall Group Ltd.*                       United Kingdom
Hay Hall Holdings Ltd.*                        United Kingdom
Huco Engineering Industries Ltd.*              United Kingdom
Huco Power Transmission, Ltd.*                 United Kingdom
Inertia Dynamics, LLC                          Delaware
Kilian Canada, ULC*                            Nova Scotia, Canada
Kilian Manufacturing Corporation               Delaware
Matrix International GmbH*                     Germany
Matrix International, Ltd.*                    United Kingdom
Nuttall Gear LLC                               Delaware
Rathi Turboflex Pty Ltd.*                      India
Saftek Ltd.*                                   United Kingdom
Stieber GmbH*                                  Germany
Torsiflex Ltd.*                                United Kingdom
Turboflex Ltd.*                                United Kingdom
Twiflex Ltd.*                                  United Kingdom
Warner Electric Australia Pty. Ltd.*           Australia
Warner Electric Europe SAS*                    France
Warner Electric Group GmbH*                    Germany
Warner Electric (Holding) SAS*                 France

Warner Electric International Holding, Inc.    Delaware
Warner Electric LLC                            Delaware
Warner Electric (Netherlands) Holding, B.V.*   Netherlands
Warner Electric (Singapore), Ltd.*             Singapore
Warner Electric (Taiwan) Ltd.*                 Taiwan
Warner Electric Technology LLC                 Delaware
Warner Electric (Thailand) Ltd.*               Thailand
Warner Electric UK Group Ltd.*                 United Kingdom
Warner Electric UK Holding, Ltd.*              United Kingdom
Warner Electric Verwaltungs GmbH*              Germany
Warner Shui Hing Limited, (HK)*                Hong Kong
Wichita Company Ltd.*                          United Kingdom

TB WOOD'S CORPORATION SUBSIDIARIES             JURISDICTION OF INCORPORATION/FORMATION
----------------------------------             ---------------------------------------
Berges electronic GmbH*                        Germany
Berges electronic S.r.l.*                      Italy
Industrial Blaju, S.A. de C.V.*                Mexico
Plant Engineering Consultants, LLC             Tennessee
T.B. Wood's Canada Ltd.*                       Canada
TB Wood's Enterprises, Inc.                    Delaware
TB Wood's Incorporated                         Pennsylvania
TB Wood's (India) Private Ltd.*                India

*    Denotes a Foreign Restricted Subsidiary of the Company

                                    EXHIBIT A

                              [PRICING TERM SHEET]

                                    EXHIBIT B

                         [REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT C

                      COUNTERPART TO THE PURCHASE AGREEMENT

                                  APRIL 5, 2007

     The undersigned hereby agrees to be bound by the terms of the Purchase Agreement dated April 3, 2007, among Altra Industrial Motion, Inc., a Delaware corporation and each of the Guarantors (as defined therein) and the Initial Purchaser (as defined therein). For the avoidance of doubt, such obligors shall include, but not be limited to, the obligations enumerated in Section 8(a) of the Purchase Agreement. The undersigned hereby also agrees that all references to "Guarantors" in the Purchase Agreement shall include the undersigned and the undersigned shall be bound by all provisions of the Purchase Agreement containing such references.

                                        TB WOOD'S CORPORATION


                                        By: /s/ William T. Fejes, Jr.
                                            ------------------------------------
                                        Name: William T. Fejes, Jr.
                                              ----------------------------------
                                        Title: President, CEO and Director
                                               ---------------------------------


                                        PLANT ENGINEERING CONSULTANTS, LLC


                                        By: /s/ William T. Fejes, Jr.
                                            ------------------------------------
                                        Name: William T. Fejes, Jr.
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        TB WOOD'S ENTERPRISES, INC.


                                        By: /s/ Joseph C. Horvath
                                            ------------------------------------
                                        Name: Joseph C. Horvath
                                              ----------------------------------
                                        Title: President and Treasurer
                                               ---------------------------------


                                        TB WOOD'S INCORPORATED


                                        By: /s/ William T. Fejes, Jr.
                                            ------------------------------------
                                        Name: William T. Fejes, Jr.
                                              ----------------------------------
                                        Title: President, CEO and Director
                                               ---------------------------------

Dated: April 5, 2007

                                    EXHIBIT D

                  [WEIL OPINION AND NEGATIVE ASSURANCE LETTER]